Hamilton PC

2121 S. Oneida St., Suite 312
Denver, CO  80224
P: (303) 548-8072
F: (888) 466-4216
cpaeah@msn.com

June 15, 2010

Securities and Exchange Commission
Washington, DC 20549

RE: VisiTrade, Inc.

Ladies and Gentlemen:

Visitrade, Inc. has the permission to use our audit and review opinions for the periods ending March 31, 2008, June 30, 2008, September 30, 2008, December 31, 2008, March 31, 2009, June 30, 2009, September 30, 2009 and December 31, 2009 dated April 30, 2010, in the Company’s filings for the respective periods.

Signed

/s/ Hamilton, PC

Hamilton, PC